                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Berger Holdings, Ltd.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             BERGER HOLDINGS, LTD.
                          805 Pennsylvania Boulevard
                            Feasterville, PA 19053

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 19, 2002

  The Annual Meeting of Shareholders (the "Meeting") of Berger Holdings, Ltd. (the "Company") will be held on Wednesday, June 19, 2002, at 10:00 a.m. local time at the offices of the Company, 805 Pennsylvania Boulevard, Feasterville, PA 19053, for the following purposes:

  1. To elect three directors to hold office until their successors in office have been duly elected and qualified; and

  2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The close of business on April 25, 2002 has been fixed as the record date for the Meeting. All shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. In the event that the Meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although otherwise less than a quorum, shall constitute a quorum for the purpose of acting upon any matter set forth in this notice.

  All shareholders are cordially invited to attend the Meeting. The Board of Directors of the Company urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of common stock. The proxies are solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's 2001 Annual Report to Shareholders is also enclosed.

Feasterville, Pennsylvania             Joseph F. Weiderman
May 3, 2002                            President, Chief Operating Officer
                                       and Secretary

                             BERGER HOLDINGS, LTD.
                          805 Pennsylvania Boulevard
                            Feasterville, PA 19053

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors (the "Board") of Berger Holdings, Ltd. (the "Company"), a Pennsylvania corporation, for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, June 19, 2002, at 10:00 a.m. local time at the offices of the Company, 805 Pennsylvania Boulevard, Feasterville, PA 19053 and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being mailed to shareholders on or about May 3, 2002.

  The Board does not intend to bring any matters before the Meeting other than the matters specifically referred to in the Notice of the Meeting, nor does the Board know of any matter that anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  In the absence of instructions, the shares of Common Stock (as defined below) represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board in the election of directors. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                               VOTING SECURITIES

  At the close of business on April 25, 2002, the record date for the Meeting, the Company had outstanding 5,055,011 shares of common stock, par value $0.01 per share (the "Common Stock").

  On all matters voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock as of the record date will be entitled to one vote per share.

  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders, voting as a single class, are entitled to cast on each matter to be acted upon at the Meeting shall constitute a quorum for the purposes of consideration and action on that matter. All shareholders vote as a single class as to all matters. Each matter to be voted on shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. An abstention will be counted as being present for purposes of determining the presence or absence of a quorum with respect to the applicable matter, but will not constitute a vote cast for or against that matter. As to certain matters, brokers who hold shares in street name for customers are not entitled to vote those shares without specific instructions from such customers. Under applicable Pennsylvania law, a broker non-vote will count as being present with respect to such matter for purposes of determining the presence or absence of a quorum, but will not count as a vote cast for or against the applicable matter. In the event that the Meeting has been adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although less than a quorum as described above, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the foregoing notice.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 31, 2002, information with respect to the securities holdings of (i) the Company's directors and executive officers, (ii) all directors and executive officers as a group, and
(iii) all persons believed by the Company to beneficially own more than five percent of the outstanding Common Stock based upon filings with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated, such ownership is believed to be direct, with sole voting and dispositive power. The address of each such person is 805 Pennsylvania Boulevard, Feasterville, PA 19053, unless a different address is indicated.

                                                  Shares Owned
 Name of Outstanding                              Beneficially      Percentage
  Beneficial Owner                                and of Record     of Shares*
 -------------------                              -------------     ----------
Theodore A. Schwartz.............................     681,692(1)       12.2%
Paul L. Spiese, III..............................     570,050(2)       10.3%
Joseph F. Weiderman..............................     550,222(3)       10.0%
Jon M. Kraut, D.M.D. ............................     478,976(4)(5)     9.2%
Bruce Kraut, M.D.................................     377,272(4)(6)     7.3%
Richard J. Cohen, Esq............................     369,476(4)(7)     7.1%
Emerald Advisers, Inc............................     339,676(8)        6.7%
John P. Kirwin, III..............................     333,800(9)        6.5%
Francis E. Wellock, Jr. .........................     330,000(10)       6.2%
Jacob I. Haft, M.D. .............................     249,457(11)       4.8%
Larry Falcon.....................................     137,791(12)       2.7%
Jay D. Seid......................................      64,000(13)       1.3%
All Directors and Executive Officers as a group
 (9 persons).....................................   3,395,988(14)      46.9%

--------
* Calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(1) Includes options to purchase 525,000 shares of Common Stock. Also includes 1,500 shares of Common Stock registered to Mr. Schwartz as joint tenant with his wife, Janice L. Bredt, with whom he shares voting and dispositive power as to those shares. Excludes 6,000 shares owned solely by Mr. Schwartz's wife.
(2)  Includes options to purchase 479,024 shares of Common Stock.
(3) Includes options to purchase 453,274 shares of Common Stock. Also includes 1,448 shares of Common Stock registered to Mr. Weiderman as joint tenant with his wife, Helen E. Weiderman, with whom he shares voting and dispositive power as to those shares.
(4) Drs. Jon and Bruce Kraut and Mr. Cohen are co-trustees of the Irving Kraut Family Trust and the Irving Kraut Q-TIP Trust (the "Trusts") which hold 200,000 and 54,476 shares of Common Stock, respectively. The Irving Kraut Q-TIP Trust also holds options to purchase 115,000 shares of Common Stock. The co-trustees of the Trusts share voting and dispositive power over all of the shares held by the Trusts. Each of the co-trustees disclaims beneficial ownership of the shares held by the Trusts.
(5) Includes options to purchase 10,000 shares of Common Stock held directly by Dr. Jon Kraut. Also includes the 254,476 shares, and options to purchase 115,000 shares, of Common Stock held in the aggregate by the Trusts. See Note 4 above.
(6) Includes the 254,476 shares, and options to purchase 115,000 shares, of Common Stock held in the aggregate by the Trusts. See Note 4 above. The address of Dr. Bruce Kraut is c/o Pediatrics Associates, 2725 Southeast Maricamp Road, Ocala, FL 34471.
(7) Represents the 254,476 shares, and options to purchase 115,000 shares, of Common Stock held in the aggregate by the Trusts. See Note 4 above. The address of Mr. Cohen is 1864 Route 70 East, Cherry Hill, NJ 08628.
(8) The address of Emerald Advisers, Inc. ("Emerald") is 1703 Oregon Pike, Suite 101, Lancaster, Pennsylvania 17601. Emerald has sole voting power as to 175,676 shares of Common Stock, and sole dispositive power as to 339,676 shares of Common Stock.

(9) Includes options to purchase 42,500 shares of Common Stock. Also includes: (i) 8,300 shares of Common Stock held by Prudential Securities in an individual retirement account for Mr. Kirwin; (ii) 33,000 shares of Common Stock held by Argosy Capital Group, L.P., of which Mr. Kirwin is a limited partner and an officer of its general partner, Argosy Capital Group, LLC; and (iii) 250,000 shares of Common Stock held by Argosy Investment Partners, L.P., whose general partner is Argosy Associates, L.P., of which Mr. Kirwin is an officer of its general partner, Argosy Associates, Inc. Mr. Kirwin disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(10) Includes options to purchase 289,000 shares of Common Stock. Also includes options to purchase 10,000 shares of Common Stock held in trust for the benefit of Mr. Wellock's minor son, over which he shares voting and dispositive power with his spouse as co-trustee as to these options. Excludes 11,000 shares of Common Stock and options to purchase 10,000 shares of Common Stock held by Mr. Wellock's spouse.
(11)  Includes options to purchase 135,000 shares of Common Stock.
(12)  Includes options to purchase 100,000 shares of Common Stock.
(13)  Includes options to purchase 42,500 shares of Common Stock.
(14)  Includes all holdings described in notes (1)-(3), (5) and (9)-(13).

                ELECTION OF DIRECTORS AND CONTINUING DIRECTORS

The Board of Directors

  The bylaws of the Company provide for a board of directors consisting of three classes, with each class being as equal in number as possible. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed directors whose terms are expiring. The Board has nominated Joseph F. Weiderman, John Paul Kirwin, III and Jacob I. Haft, M.D. to serve as directors until their respective successors in office have been duly qualified and elected. Messrs. Weiderman and Kirwin and Dr. Haft are currently serving as directors and each of them has indicated a willingness to continue to serve as a director. In the event that Mr. Weiderman , Mr. Kirwin or Dr. Haft becomes unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.

  Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of Messrs. Weiderman and Kirwin and Dr. Haft.

  Set forth below, with respect to each nominee for director and each director continuing in office, is the name, age, the time period during which he has served as a director of the Company and his principal occupation or employment and business affiliations at present and during the past five years.

Nominees For Election as Director with Terms to Expire in 2005

  JOSEPH F. WEIDERMAN, age 60, was elected a director of the Company on January 2, 1990, has served as Secretary and Treasurer of the Company since February 1990, served as Chief Financial Officer of the Company from June 1, 1990 to August 19, 1996, was elected President of the Company on January 15, 1991 and has served as Chief Operating Officer of the Company since June 1, 1990. Mr. Weiderman holds a Bachelor of Science Degree in Accounting and a Master of Business Administration Degree in Finance from LaSalle University. Prior to his joining the Company, Mr. Weiderman served for over 14 years as the Chief Financial Officer of Harry Levin, Inc., a multi-store retailer. Mr. Weiderman is the father-in-law of Francis E. Wellock, Jr., the Company's Chief Financial Officer.

  JOHN PAUL KIRWIN, III, age 46, was elected as a director of the Company on December 15, 1997. Mr. Kirwin is a principal in Argosy Investment Partners, L.P. and Argosy Investment Partners II, L.P. small business investment companies with in excess of $110 million under management. Mr. Kirwin is also a principal in

Odyssey Capital Group, L.P., a private investment fund. Mr. Kirwin was a corporate and securities attorney for 14 years, including six years as a partner at McCausland, Keen & Buckman, until joining Odyssey full time in January 1996. Mr. Kirwin holds a Juris Doctoris, Order of the Coif, from the National Law Center of George Washington University and a Bachelor of Arts from Dickinson College.

  JACOB I. HAFT, M.D., age 65, was elected a director of the Company in conjunction with the Company's acquisition of Berger Bros Company ("Berger Bros") in 1989. Dr. Haft has practiced medicine, with a specialization in cardiology, for over twenty-five years. Since 1974, Dr. Haft has been a cardiologist and from 1974 to 1998 was Chief of Cardiology at St. Michael's Medical Center in Newark, New Jersey. In addition, Dr. Haft is currently a Clinical Professor of Medicine at the New Jersey College of Medicine and Dentistry and Professor of Medicine at the Seton Hall University Post Graduate School of Medicine. Dr. Haft has several professional certifications, is a member of various professional societies and associations and has published many scholarly articles and books. Dr. Haft has served on the Cardiac Services Committee of the New Jersey Department of Health.

Continuing Directors with Terms to Expire in 2004

  PAUL L. SPIESE, III, age 50, was elected a director of the Company on March 30, 1991. Mr. Spiese joined Berger Bros as Plant Manager in 1985 and was named Vice President--Manufacturing of the Company in July 1990. Previously, he was employed by Hurst Performance, Inc. as Plant Manager.

  LARRY FALCON, age 62, has served as a director of the Company since November 1985 and acted as Chairman of the Board from September 3, 1986 to June 1, 1987. He has served as President of the Residential Division of The Kaplan Companies, a real estate developer, since 1985.

Continuing Directors with Terms to Expire in 2003

  JON M. KRAUT, D.M.D., age 45, was elected by the Board as of January 13, 2001 to fill the vacancy left by the resignation due to illness of his father, Dr. Irving Kraut. Dr. Jon Kraut has been a practicing orthodontist since 1985. He is also the President of Kraut & Kraut, Inc., a private real estate investment company. Dr. Jon Kraut graduated with a B.A. from the University of North Carolina, received a D.M.D. from the University of Pennsylvania, and received an M.S. from the Tufts University School of Dental Medicine.

  THEODORE A. SCHWARTZ, age 72, was elected a director of the Company effective June 1987 and served as President of the Company from May 5, 1988 to May 30, 1989 and from July 17, 1990 to January 15, 1991. From May 30, 1989 to present, Mr. Schwartz has served as Chairman of the Board and Chief Executive Officer of the Company. Mr. Schwartz holds a Bachelor of Science Degree in Economics from the Wharton School of Finance. Prior to his joining the Company, Mr. Schwartz spent 35 years in the investment banking and securities industry.

  JAY D. SEID, age 41, was elected as a director of the Company on December 15, 1997. Mr. Seid is a Managing Director of Bachow & Associates, Inc., a private equity investment firm, which he joined in December 1992. Prior to joining Bachow, Mr. Seid was President and General Counsel of Judicate, Inc. Previously he was an attorney specializing in corporate law at Wolf, Block, Schorr and Solis-Cohen LLP in Philadelphia. Mr. Seid is a member of the boards of directors of Paradigm Geophysical Ltd. and numerous private companies. Mr. Seid graduated with a B.A. from Rutgers University and received a J.D. from New York University School of Law.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has an Audit Committee and a Compensation Committee. The Audit Committee consists of Messrs. Haft, Falcon and Seid (chairman). The function of the Audit Committee is generally to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or others, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

  The current members of the Compensation Committee are Messrs. Falcon and Seid and Dr. Kraut. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation, and granting stock options, for the Company's executive officers.

  In 2001, the Board held three meetings, the Audit Committee held four meetings and the Compensation Committee held one meeting. Each incumbent director attended at least 75% of the combined number of meetings held in 2001 by the Board and the Committees on which such director served.

                           COMPENSATION OF DIRECTORS

  During 2001, members of the Board who were not also executive officers of the Company were paid $500 for attendance at each of three Board meetings and $400 for attendance in person, or $250 for attendance via teleconference, at meetings of the Compensation Committee or the Audit Committee. An aggregate of $9,750 was paid to the non-employee directors for their services. No one director was paid more than $2,250 in 2001. For information on options previously granted to and held by directors, see "Security Ownership of Certain Beneficial Owners and Management," "Executive Compensation--Stock Option Grants During 2001" and "--Stock Options Exercises and Holdings During 2001."

                    PROCEDURES FOR SHAREHOLDER NOMINATIONS

  Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors if written notice (the "Notice") of the shareholder's intent to nominate a director at the Meeting is given by the shareholder and received by the Secretary of the Company in the manner and within the time specified below. The Notice shall be delivered to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; except that, if less than 21 days' notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the Company not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Company, the Notice may be mailed to the Secretary of the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company. These requirements do not apply to nominations made by the Board.

  The Notice shall be in writing and shall contain or be accompanied by the name and residence address of the nominating shareholder, a representation that the shareholder is a holder of record of voting stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice, such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had proxies been solicited with respect to such nominee by the management or Board of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders, and the consent of each nominee to serve as a director of the Company if so elected.

                            EXECUTIVE COMPENSATION

  The following table shows the annual compensation of each of the Company's executive officers for the years 2001, 2000, and 1999.

                          SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                                                 Compensation
                                     Annual Compensation            Awards
                              ---------------------------------- ------------
    Name & Principal                              Other Annual     Options/       All other
        Position         Year Salary($) Bonus($) Compensation(1)   SARs(#)    Compensation($)(2)
    ----------------     ---- --------- -------- --------------- ------------ ------------------
Theodore A. Schwartz.... 2001 $219,871  $24,134      $53,333           --          $18,401
 Chairman & Chief        2000  212,436   20,450          --         75,000          22,075
 Executive Officer       1999  193,352    7,500          --            --           22,099

Joseph F. Weiderman..... 2001 $244,404  $34,950      $75,000           --          $ 7,487
 President and Chief     2000  211,563   30,450          --         75,000           8,426
 Operating Officer       1999  190,587   17,500          --            --            6,781

Paul L. Spiese, III..... 2001 $162,309  $30,000      $50,333           --          $ 8,485
 Vice President          2000  145,948   20,250          --         55,000           6,633
                         1999  135,143   12,000          --            --            4,849

Francis E. Wellock,
 Jr..................... 2001 $158,769  $30,000      $15,000           --          $ 5,402
 Chief Financial Officer 2000  133,416   19,500          --         55,000           4,980
                         1999  119,356   12,000          --            --            3,892

--------
(1) Includes debt relief and related payments. See "Certain Relationships and Related Transactions."
(2) Includes premiums paid by the Company for life insurance for the benefit of the applicable executive officer and matching contributions paid by the Company to the account of the applicable executive officer under the Company's 401(k) savings plan.

Stock Option Grants

  No stock options were granted to the Company's named executive officers in 2001.

Stock Option Exercises and Holdings During 2001

  The following table shows (1) the number and value of options exercised by the Company's executive officers during 2001 and (2) the number and value of unexercised options held by the Company's executive officers at the end of 2001. No stock appreciation rights ("SARs") have been granted by the Company to any executive officer.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                               (b)           (c)                (d)                       (e)
          (a)            --------------- ----------- ------------------------- -------------------------
                                                                                 Value of Unexercised
                                                     # of Unexercised Options    In-the-Money Options
                         Shares Acquired    Value          at FY-End(#)             at FY-End($)(1)
   Name                  on Exercise(#)  Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
   ----                  --------------- ----------- ------------------------- -------------------------
Theodore A. Schwartz....         0             0          525,000/40,000          $1,329,500/$84,000
Joseph F. Weiderman.....         0             0          453,274/40,000          $1,143,012/$84,000
Paul L. Spiese, III.....         0             0          479,024/30,000          $1,214,962/$63,000
Francis E. Wellock,
 Jr.....................         0             0          289,000/30,000          $  725,400/$63,000

--------
(1) Options are In-the-Money at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option.

Employment Agreements and Arrangements

  Pursuant to Employment Agreements dated as of January 1, 2001, Messrs. Schwartz, Weiderman, Spiese and Wellock are employed by the Company as its Chief Executive Officer; President and Chief Operating Officer; Vice President of Manufacturing; and Chief Financial Officer and Vice President--Finance, respectively. These agreements expire December 31, 2002. The agreements provide for base annual salaries in 2001of $209,090 for Mr. Schwartz, $233,000 for Mr. Weiderman, $155,000 for Mr. Spiese, and $150,000 for Mr. Wellock, and for base annual salaries in 2002 of $209,090 (plus a cost-of-living adjustment) for Mr. Schwartz, $263,000 for Mr. Weiderman, $170,000 for Mr. Spiese, and $165,000 for Mr. Wellock, in 2002. In addition to their salaries, the agreements provide that each of Messrs. Schwartz, Weiderman, Spiese and Wellock shall be entitled to annual bonuses of up to 15% of his base salary based upon specified factors. See "Compensation Committee Report on Executive Compensation--Compensation Program Elements for 2001--Annual Incentive Compensation." If, at the end of the term of the agreement, the Company and the applicable officer have not agreed to an extension of his agreement for a minimum additional term of one year, the Company is obligated to pay him an amount equal to 50% of his then annual salary in weekly installments over a six month period (the "Severance Payment").

  Contemporaneous with the execution of the employment agreements, each of Messrs. Schwartz, Weiderman, Spiese or Wellock also entered into a change of control agreement with the Company which provides that if his employment is terminated upon the occurrence of a "change in control" as defined in those agreements, the employee shall be entitled to a payment in an amount equal to 100% of his pre-termination salary and certain other benefits for twelve months. The benefits to which the employee may be entitled following his termination upon a change in control will be limited to either the Severance Payment, or the benefits conferred by the change of control agreement, whichever is greater.

Certain Relationships and Related Transactions

  The Company holds promissory notes made by Messrs. Schwartz, Weiderman and Spiese, the Company's Chief Executive Officer; President, Chief Operating Officer and Treasurer; and Vice President--Manufacturing, respectively, totaling $121,150, $77,000 and $50,500 (the "Notes") respectively, each of which bears interest at a rate of six per cent per annum. The Notes require that the principal and accrued interest be paid on or before June 30, 2002. The proceeds of the Notes were used by Messrs. Schwartz, Weiderman and Spiese to purchase securities of the Company in the Company's 1993 private placement and in connection with the exercise of warrants to purchase shares of the Common Stock in 1996. Securities purchased in the private placements were on the same terms as those agreed to by other investors in the private placements. The largest aggregate principal amount outstanding under the Notes during 2001 were $175,083, $152,000 and $100,833 for Messrs. Schwartz,
Weiderman and Spiese, respectively. On January 23, 2002, the Board extended the maturity date of the Notes to December 31, 2003, or earlier upon a change of control of the Company. After application of debt forgiveness authorized by the Board in 1996 and 1997, but not previously effectuated, the principal amounts outstanding under the Notes as of March 31, 2001 were $121,751, $77,000, and $50,501 for Messrs. Schwartz, Weiderman and Spiese, respectively.

  The Company entered into an Exchange Agreement (the "Exchange Agreement") on January 12, 2001 with Argosy Investment Partners, L.P. ("Argosy") pursuant to which Argosy surrendered the Company's 12.25% Subordinated Debenture in the principal amount of $500,000 held by Argosy and was issued 250,000 shares of the Company's Common Stock (the "Argosy Shares"). Argosy also surrendered a warrant for the purchase of 60,000 shares of the Company's Common Stock and agreed to the amendment and restatement of the Company's 10% Convertible Subordinated Debenture in the principal amount of $1,500,000 held by Argosy to delete the conversion provisions. Mr. Kirwin is an officer of the general partner of Argosy Investment Associates, L.P., which is the general partner of Argosy. Mr. Kirwin disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of these reports.

  Based on the Company's review of the copies of the reports received by it, the Company believes that all filings required to be made by the Reporting Persons for the year ended December 31, 2001 were made on a timely basis, except for five filings relating to eight purchases by Dr. Kraut of an aggregate of 8,500 shares in April, May, August, October and December of 2001.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board is pleased to present its report on executive compensation. The report describes the underlying philosophy and objectives of the Company's executive compensation program, the various elements of the program, and the basis for the compensation determinations made by the Compensation Committee with respect to executive officers for 2001.

Executive Compensation Philosophy and Objectives

  The Company endeavors to ensure that executive compensation is linked directly to continuous improvements in corporate performance, the achievement by officers of corporate objectives, and increases in long-term shareholder value.

Compensation Program Elements for 2001

  The Company's executive compensation is comprised of three components, as described below. Each component is intended to serve the Company's compensation philosophy and guidelines.

  Base Salary: The base salaries of each of the executive officers of the Company have been established pursuant to employment agreements between these executives and the Company. See "Employment Agreements and Arrangements" above.

  Annual Incentive Compensation: In 2001, the Board, based on its consideration of factors including the following, awarded annual incentive payment to executive officers:

  (1)  Individual performance during the year;

  (2) Progress made by the Company in product development, improvements in customer service and sales of products and services; and

  (3)  Achievement in reaching Company goals for profitability.

  In 2001, pursuant to the terms of their employment agreements, the executive officers of the Company were eligible to receive annual incentive payments up to 15% of their annual base salaries, with 10% being contingent upon the Company meeting certain revenue and EBITDA targets. The 5% discretionary portion of the annual incentive payments could be awarded by the Board based on its consideration of the factors listed above. In recognition of the officers' contributions towards the Company's successful results in 2001, the Board elected to award to each executive officer for 2001 the full annual incentive payment, even though not all of the specified targets were met.

  Option Grants: The Company uses stock options are as long-term, non-cash incentive to align the long-term interests of the executive officers and the shareholders of the Company. Stock options are awarded at the current market price of the Common Stock on the grant date and are subject to vesting schedules based upon the executive officer's continued employment. Award sizes are based upon individual performance, level of responsibility and potential to make significant contributions to the Company. See "Executive Compensation--Stock Option Exercises and Holdings During 2001."

Compensation of the CEO and Other Executive Officers

  Mr. Schwartz's base salary is established pursuant to his employment agreement. For 2001, Mr. Schwartz was awarded incentive compensation of $24,134. Mr. Schwartz's incentive compensation was determined based on an assessment of the factors described above.

  The Compensation Committee and the Board reviewed the performance of the other executive officers against the same key elements that were considered significant in the evaluation of the CEO. The executive officers were awarded incentive compensation ranging from $30,000 to $34,950. See "Executive Compensation--Summary Compensation Table."

The Legislative Cap on Deductibility of Pay

  The Internal Revenue Code of 1986, as amended, imposes a $1 million dollar limit on the deductibility of pay for executives. The Company's cash compensation level is far below the limit. Therefore, this legislation does not impact current pay levels.

  The Company believes that the stock options granted to their executives are exempt from the limitations of the regulation, because they are a form of "qualified performance-based compensation."

  The foregoing report has been furnished by the members of the Compensation Committee who are listed below. No member of the Compensation Committee is a current officer or employee of the Company.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Larry Falcon                      Jay D. Seid                 Jon Kraut, D.M.D.

April 22, 2002

                    ADDITIONAL INFORMATION WITH RESPECT TO
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 2001, the members of the Compensation Committee were Mr. Falcon and Mr. Kirwin. Mr. Kirwin resigned in December of 2001 and was replaced by Dr. Kraut and Mr. Seid. There were no relationships during 2001 that are required to be disclosed under Item 402(j) of Regulation S-K promulgated by the Commission.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  KPMG LLP performed the customary auditing services for the fiscal year ended December 31, 2001. The Company has selected KPMG LLP as its independent auditors to perform these services for the current fiscal year. A representative of KPMG LLP is expected to be present at the Meeting. This representative will be available to respond to questions from the floor and will be afforded an opportunity to make any statement which he or she may deem appropriate.

Audit Fees

  KPMG LLP billed the Company $60,000 for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and the reviews of the interim consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year.

All Other Fees

  KPMG LLP did not bill the Company for services other than audit services for the year ended December 31, 2001.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The Audit Committee of the Board is composed of three independent directors, in accordance with Section 4200(a)(14) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors.

  The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standard 61.

  The Audit Committee has received the written disclosures and the letter from the Company's independent auditors, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

  Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Dr. Jacob I. Haft                 Jay D. Seid                      Larry Falcon

March 25, 2002

                         STOCK PRICE PERFORMANCE GRAPH


                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2003 must be received by January 4, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, or, at the discretion of the shareholder, to be presented at the meeting but not included in the proxy materials. If notice of any such proposal is not received by the Company at the address set forth on the first page of this Proxy Statement by March 20, 2003, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal if it is properly brought before the meeting. Shareholder proposals should be directed to Joseph
F. Weiderman, President, Chief Operating Officer and Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                            SOLICITATION OF PROXIES

  The accompanying form of proxy is being solicited on behalf of the Board. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO JOSEPH F. WEIDERMAN, PRESIDENT, CHIEF OPERATING OFFICER AND SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                             BERGER HOLDINGS, LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  I hereby constitute and appoint Theodore A. Schwartz and Joseph F. Weiderman and each of them acting individually my true and lawful agents and proxies, with full power of substitution in each, to vote all shares held of record by me at the 2002 Annual Meeting of Shareholders of Berger Holdings, Ltd. to be held on June 19, 2002, and any adjournments or postponements thereof. I direct said proxies to vote as specified below.

  UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

1. Election of Directors


   FOR all nominees listed
    (except as indicated          WITHHOLD AUTHORITY
   to the contrary below)         to vote for all nominees
   [_]                            [_]

  To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below:

               Joseph F. Weiderman
                              John P. Kirwin, III
                                           Jacob I. Haft, M.D.


                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  THE UNDERSIGNED HEREBY REVOKES ALL PREVIOUS PROXIES FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF BERGER HOLDINGS, LTD.

                                           Date: _______________________ , 2002

                                           ------------------------------------
                                           Signature

                                           ------------------------------------

                                           NOTE: Please sign this proxy
                                           exactly as name(s) appear in
                                           address. If signing in a fiduciary
                                           or representative capacity, please
                                           give full title and attach evidence
                                           of authority. If a corporation,
                                           please sign with full corporate
                                           name by a duly authorized officer
                                           and affix the corporate seal.